Exhibit 99
News Release

FOR RELEASE – July 28, 2026

Corning’s Strong Second-Quarter 2026 Financial Results(1)
Demonstrate Progress on Recently Upgraded
Springboard Plan

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced its second-quarter 2026 results and provided its outlook for third-quarter 2026.
News Summary:
•Year over year, Q2 core sales grew 17% to $4.74 billion. Core EPS grew 30% to $0.78.
•Optical Communications grew sales 32% to $2.07 billion, including a 65% increase in Enterprise Networks, with Gen AI product sales growing significantly faster.
•Solar grew sales 90% and completed an extended maintenance shutdown and equipment upgrade at Corning’s solar wafer facility. Management expects profitability to improve in Q3.

•Results demonstrate progress on upgraded Springboard Plan outlined at May 2026 investor day.
•The company’s internal Springboard Plan is to grow sales to an annualized run rate of $20 billion by the end of 2026, $30 billion by the end of 2028, and $40 billion by the end of 2030.
•Corning is entering a new phase of accelerating growth. The company expects to deliver a sales CAGR of 19% from Q4 2026 to Q4 2030 – while growing earnings faster than sales, with significantly higher returns on invested capital and substantially more free cash flow.

•Deep customer partnerships support Springboard growth opportunity. In Q2:
•Amazon announced a multiyear, multibillion-dollar agreement under which Corning will supply the optical fiber, cable, and connectivity solutions that power Amazon's expanding data center infrastructure across the United States.
•NVIDIA and Corning announced a long-term partnership in which Corning will expand its U.S.-based optical connectivity manufacturing capacity by 10x and expand its U.S. fiber production capacity by more than 50% to meet the accelerating demand driven by AI factory buildouts.

•In the third quarter, management expects core sales to grow approximately 16% year over year to a range of $4.9 billion to $5 billion and core EPS to grow approximately 28% year over year to a range of $0.85 to $0.89.

(1) Second-quarter GAAP results: Sales were $4.51 billion, gross margin was 36.1%, operating margin was 15.5%, EPS was $0.64, and operating cash flow was $1.72 billion.

Corning Reports Second-Quarter 2026 Financial Results

Wendell P. Weeks, chairman, chief executive officer, and president, said, “In the second quarter, we delivered outstanding results, and we upgraded our Springboard Plan to grow sales to an annualized run rate of $20 billion by the end of 2026, $30 billion by the end of 2028, and $40 billion by the end of 2030. We’re entering a new phase of accelerating growth, and we expect to deliver a sales CAGR of 19% from Q4 2026 to Q4 2030 – while growing earnings faster than sales, with significantly higher returns on invested capital and substantially more free cash flow.”

Weeks continued, “We continue to deepen our long-term customer partnerships with industry leaders, most recently with Amazon and NVIDIA. These partnerships provide strong proof points supporting our exciting Springboard Plan.”

Ed Schlesinger, executive vice president and chief financial officer, said, “In the second quarter, we delivered our ninth consecutive quarter of year-over-year growth and continued to enhance our financial profile. We grew core sales 17% to $4.74 billion and core EPS 30% to $0.78. We expanded core gross margin 120 basis points to 39.6% and core operating margin 190 basis points to 20.9%. We also grew core ROIC 180 basis points to 14.9% and delivered strong adjusted free cash flow of $1.42 billion.”

Schlesinger continued, “In the third quarter, we expect core sales to grow approximately 16% year over year to a range of $4.9 billion to $5 billion and core EPS to grow about 28% year over year to a range of $0.85 to $0.89. We also expect an improving impact on earnings from Solar starting in Q3 as our ramp continues, building toward a revenue stream of more than $3 billion with strong profit and cash flow. Overall, we are off to a great start on our upgraded Springboard plan to capture a new phase of accelerating growth.”

Second-Quarter 2026 Financial Highlights:
•GAAP sales were $4.51 billion, up 17% year over year. Core sales were $4.74 billion, up 17% year over year.
•GAAP EPS was $0.64, up 19% year over year. Core EPS was $0.78, up 30% year over year. The difference between GAAP and core EPS principally reflects adjustments for hedged exposures, along with largely non-cash discrete tax items and restructuring and impairment charges. A complete quantitative reconciliation of these and other reconciling items appears in the tables accompanying this release.
•GAAP gross margin was 36.1%. Core gross margin expanded 120 basis points to 39.6%.
•GAAP operating margin was 15.5%. Core operating margin expanded 190 basis points to 20.9%.
•GAAP operating cash flow was $1.72 billion, and adjusted free cash flow was $1.42 billion.

Third-Quarter 2026 Outlook:
•In the third quarter, management expects core sales to grow approximately 16% year over year to a range of $4.9 billion to $5 billion and core EPS to grow approximately 28% year over year to a range of $0.85 to $0.89.

Corning Reports Second-Quarter 2026 Financial Results

Second-Quarter 2026 Results and Comparisons
(In millions, except per-share amounts)

Results (GAAP)
	Q2 2026	Q1 2026	Q2 2025	Q/Q	Y/Y
Net Sales	$4,505	$4,144	$3,862	9%	17%
Net Income (1)	$559	$371	$469	51%	19%
Diluted EPS	$0.64	$0.43	$0.54	49%	19%
(1)Represents GAAP net income attributable to Corning Incorporated.

Core Results (Non-GAAP)(1)
	Q2 2026	Q1 2026	Q2 2025	Q/Q	Y/Y
Core Sales	$4,738	$4,345	$4,045	9%	17%
Core Net Income	$680	$612	$523	11%	30%
Core EPS	$0.78	$0.70	$0.60	11%	30%
(1)Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release as well as on the company’s website.

Corning Reports Second-Quarter 2026 Financial Results

Second-Quarter 2026 Segment Results
(In millions)
The second-quarter results below are prepared on a basis consistent with Corning’s segment reporting as presented in the company’s consolidated financial statements.
Effective in the first quarter of 2026, Corning revised its segment reporting structure to align with its current operating and management structure. As a result, the company created a Glass Innovations segment, combining its former Display and Specialty Materials segments. Corning also created a Solar segment, which includes Hemlock Semiconductor Group and the company’s solar wafer and module manufacturing businesses. Optical Communications and Automotive remain unchanged. All other results will be grouped as Life Sciences and Emerging Growth Businesses. Prior-period results have been recast to conform to the current presentation.

Optical Communications
	Q2 2026	Q1 2026	Q2 2025	Q/Q	Y/Y
Net Sales	$2,072	$1,846	$1,566	12%	32%
Net Income	$438	$387	$247	13%	77%

Glass Innovations
	Q2 2026	Q1 2026	Q2 2025	Q/Q	Y/Y
Net Sales	$1,463	$1,420	$1,443	3%	1%
Net Income	$354	$324	$324	9%	9%

Automotive
	Q2 2026	Q1 2026	Q2 2025	Q/Q	Y/Y
Net Sales	$471	$437	$460	8%	2%
Net Income	$82	$70	$79	17%	4%

Solar
	Q2 2026	Q1 2026	Q2 2025	Q/Q	Y/Y
Net Sales	$438	$370	$231	18%	90%
Net (Loss) Income	($7)	$7	$2	*	*

Life Sciences and Emerging Growth Businesses
	Q2 2026	Q1 2026	Q2 2025	Q/Q	Y/Y
Net Sales	$294	$272	$345	8%	(15%)
Net (Loss) Income	($21)	($24)	$6	13%	*
*Not meaningful

Corning Reports Second-Quarter 2026 Financial Results

Upcoming Investor Events
On Sept. 9, Corning Incorporated will attend the Citi 2026 Global TMT Conference in New York. In addition, the company will schedule management visits to investor offices in select cities. Visit the company’s Investor Relations website for up-to-date information.

Second-Quarter Conference Call Information
The company will host its second-quarter conference call on Tuesday, July 28, at 8:30 a.m. ET. To participate, individuals may preregister here prior to the start of the call. Once the required fields are completed, click “Register.” A telephone number and PIN will be auto generated and will pop up on screen. Participants will have the choice to “Dial In” or have the system “Call Me.” A confirmation email will also be sent with specific dial-in information. To listen to a live audio webcast of the call, go to the company’s Investor Relations events page and follow the instructions.
Presentation of Information in this News Release
This news release includes non-GAAP financial measures. Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Definitions of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found on the company’s website by going to the Investor Relations page and clicking “Quarterly Results” under the “Financials and Filings” tab. These reconciliations also accompany this news release.

With respect to the outlook for future periods, it is not possible to provide reconciliations for these non-GAAP measures because management does not forecast the movement of foreign currencies against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of management’s control. As a result, management is unable to provide outlook information on a GAAP basis.
Caution Concerning Forward-Looking Statements
The statements contained in this release and related comments by management that are not historical facts or information and contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” “target,” “estimate,” “forecast” or similar expressions are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. Such statements relate to future events that by their nature address matters that are, to different degrees, uncertain. These forward-looking statements relate to, among other things, the Company’s Springboard plan, projected financial and operating performance, anticipated sales opportunities, long-term growth strategy, expected capital deployment, innovation and commercialization plans, and anticipated impacts of customer agreements.
Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, current estimates and forecasts, general economic conditions, its knowledge of its business and key performance indicators that impact the company, there can be no assurance that these forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change except as required by applicable securities laws.

Corning Reports Second-Quarter 2026 Financial Results

Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to: global economic trends, competition and geopolitical risks, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and other countries, and related impacts on our businesses’ global supply chains and strategies; changes in macroeconomic and market conditions and market volatility, including developments and volatility arising from health crisis events, inflation, interest rates, the value of securities and other financial assets, precious metals, oil, natural gas, raw materials and other commodity prices and exchange rates (particularly between the U.S. dollar and the Japanese yen, Mexican peso, Chinese yuan, South Korean won, euro and New Taiwan dollar), decreases or sudden increases of consumer demand, and the impact of such changes and volatility on our financial position and businesses; the availability of or adverse changes relating to government grants, tax credits or other government incentives; the duration and severity of health crisis events, such as an epidemic or pandemic, and its impact across our businesses on demand, personnel, operations, our global supply chains and stock price; possible disruption in commercial activities or our supply chain due to terrorist activity, cyber-attack, armed conflict, political or financial instability, natural disasters, international trade disputes or major health concerns; loss of intellectual property due to theft, cyber-attack, or disruption to our information technology infrastructure; ability to enforce patents and protect intellectual property and trade secrets; disruption to Corning’s, our suppliers’ and manufacturers’ supply chain, equipment, facilities, IT systems or operations; product demand and industry capacity; competitive products and pricing; availability and costs of critical components, materials, equipment, natural resources and utilities; new product development and commercialization; our solar business development, including manufacturing facility construction, ramp, and operations, and the achievement of solar revenue and profitability targets; order activity and demand from major customers; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; the amount and timing of any future dividends; the effects of acquisitions, dispositions and other similar transactions; the effect of regulatory and legal developments; ability to pace capital spending to anticipated levels of customer demand; our ability to increase margins through implementation of operational changes, pricing actions and cost reduction measures; rate of technology change; adverse litigation; product and component performance issues; retention of key personnel; customer ability to maintain profitable operations and obtain financing to fund ongoing operations and manufacturing expansions and pay receivables when due; loss of significant customers; changes in tax laws, regulations and international tax standards; the impacts of audits by taxing authorities; the potential impact of legislation, government regulations, and other government action and investigations; and other risks detailed in Corning’s SEC filings.
For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in our annual reports on Form 10-K and quarterly reports on Form 10-Q.
Web Disclosure
In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it uses its website (https://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors, or supplemental to information contained in this or other press releases. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

Corning Reports Second-Quarter 2026 Financial Results

About Corning Incorporated
Corning (www.corning.com) is one of the world’s leading innovators in materials science, with a 175-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramic science, and optical physics, along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people’s lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries. Corning’s capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping its customers capture new opportunities in dynamic industries. Today, Corning’s markets include optical communications, mobile consumer electronics, display, automotive, solar, semiconductors, and life sciences.

Media Relations Contact:
Gabrielle Bailey
(607) 684-4557
baileygr@corning.com
Investor Relations Contact:
Christopher Keenan
(607) 974-6716
keenanct@corning.com

Consolidated Statements of Income	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net sales	$4,505	$3,862	$8,649	$7,314
Cost of sales	2,877	2,470	5,493	4,708

Gross margin	1,628	1,392	3,156	2,606

Operating expenses:
Selling, general and administrative expenses	608	515	1,196	986
Research, development and engineering expenses	299	276	577	546
Amortization of purchased intangibles	23	28	46	56

Operating income	698	573	1,337	1,018

Interest income	12	5	21	17
Interest expense	(94)	(83)	(186)	(165)
Translated earnings contract gain, net	90	131	74	30
Other expense, net	(57)	(42)	(68)	(76)

Income before income taxes	649	584	1,178	824
Provision for income taxes	(40)	(84)	(161)	(139)

Net income	609	500	1,017	685

Net income attributable to non-controlling interest	(50)	(31)	(87)	(59)

Net income attributable to Corning Incorporated	$559	$469	$930	$626

Earnings per common share available to common shareholders:
Basic	$0.65	$0.55	$1.08	$0.73
Diluted	$0.64	$0.54	$1.06	$0.72

Consolidated Balance Sheets	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions, except share and per share amounts)

	June 30, 2026	December 31, 2025
Assets

Current assets:
Cash and cash equivalents	$2,504	$1,526
Trade accounts receivable, net of doubtful accounts	2,932	2,779
Inventories	3,426	3,077
Other current assets	2,055	1,554
Total current assets	10,917	8,936

Property, plant and equipment, net of accumulated depreciation	14,927	14,825
Goodwill	2,476	2,489
Other intangible assets, net	610	657
Deferred income taxes	1,610	1,515
Other assets	2,416	2,554

Total Assets	$32,956	$30,976

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$668	$804
Accounts payable	2,361	1,979
Other accrued liabilities	2,992	2,845
Total current liabilities	6,021	5,628

Long-term debt	7,756	7,630
Postretirement benefits other than pensions	325	314
Other liabilities	5,727	5,097
Total liabilities	19,829	18,669

Commitments and contingencies
Shareholders’ equity:
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1.9 billion and 1.8 billion	927	924
Additional paid-in capital – common stock	18,636	17,580
Retained earnings	16,747	16,551
Treasury stock, at cost; Shares held: 994 million and 992 million	(21,429)	(21,143)
Accumulated other comprehensive loss	(2,321)	(2,105)
Total Corning Incorporated shareholders’ equity	12,560	11,807
Non-controlling interest	567	500
Total equity	13,127	12,307

Total Liabilities and Equity	$32,956	$30,976

Consolidated Statements of Cash Flows	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Cash Flows from Operating Activities:
Net income	$609	$500	$1,017	$685
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	368	312	702	603
Amortization of purchased intangibles	23	28	46	56
Share-based compensation expense	135	63	250	117
Translation loss (gain) on foreign denominated debt, net	1	27	(5)	70
Deferred tax (benefit) provision	(39)	11	(101)	(39)
Translated earnings contract gain, net	(90)	(131)	(74)	(30)
Changes in assets and liabilities:
Trade accounts receivable	(267)	(213)	(255)	(203)
Inventories	(145)	(92)	(377)	(238)
Other current assets	(88)	(75)	(144)	(105)
Accounts payable and other current liabilities	275	194	195	(59)
Customer deposits and government incentives	880	59	709	43
Deferred income	(64)	(41)	(102)	(70)
Other, net	119	66	218	29
Net cash provided by operating activities	1,717	708	2,079	859

Cash Flows from Investing Activities:
Capital expenditures	(422)	(308)	(754)	(516)
Proceeds from government incentives			8
Realized gains on translated earnings contracts and other	128	51	278	107
Premiums paid on hedging contracts	(63)	(26)	(102)	(34)
Other, net	(2)	(18)	8	(23)
Net cash used in investing activities	(359)	(301)	(562)	(466)

Cash Flows from Financing Activities:
Repayments of debt	(678)	(232)	(691)	(279)
Proceeds from issuance of debt and short-term borrowings	22	285	449	285
Proceeds from cross currency swap				24
Proceeds from warrants	500		500
Payments of employee withholding tax on stock awards	(216)	(41)	(279)	(70)
Proceeds from exercise of stock options	9	1	23	12
Purchases of common stock for treasury		(33)		(133)
Dividends paid	(251)	(261)	(495)	(503)
Other, net	(17)	(12)	(79)	(32)
Net cash used in financing activities	(631)	(293)	(572)	(696)
Effect of exchange rates on cash	5	18		26
Net increase (decrease) in cash and cash equivalents and restricted cash	732	132	945	(277)
Cash and cash equivalents and restricted cash at beginning of period	1,779	1,359	1,566	1,768
Cash and cash equivalents and restricted cash at end of period	$2,511	$1,491	$2,511	$1,491
Restricted cash included in other current assets	7		7
Cash and cash equivalents at end of year	$2,504	$1,491	$2,504	$1,491

Corning Incorporated and Subsidiary Companies
GAAP Earnings per Common Share
(Unaudited; in millions, except per share amounts)
The following table sets forth the computation of basic and diluted earnings per common share:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net income attributable to Corning Incorporated	$559	$469	$930	$626

Weighted-average common shares outstanding - basic	862	855	860	855
Effect of dilutive securities:
Stock options, awards and warrants	13	10	17	11
Weighted-average common shares outstanding - diluted	875	865	877	866
Basic earnings per common share	$0.65	$0.55	$1.08	$0.73
Diluted earnings per common share	$0.64	$0.54	$1.06	$0.72
Core Earnings per Share
(Unaudited; in millions, except per share amounts)
The following table sets forth the computation of core earnings per share:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Core net income	$680	$523	$1,292	$990

Weighted-average common shares outstanding - basic	862	855	860	855
Effect of dilutive securities:
Stock options, awards and warrants	13	10	17	11
Weighted-average common shares outstanding - diluted	875	865	877	866
Core earnings per share	$0.78	$0.60	$1.47	$1.14

CORE PERFORMANCE MEASURES
Management uses non-GAAP financial measures (our “core performance measures”), together with GAAP financial measures, to evaluate operating performance, make financial and operational decisions, and allocate resources. Management believes that core performance measures, when considered together with the Company’s GAAP results, provide investors with useful supplemental information by facilitating a functional view of operating results and providing additional insight into factors and trends affecting the Company’s performance.
Specifically, in managing the Company and assessing our financial performance, we supplement certain measures included in our consolidated financial statements by excluding specific items and making certain adjustments to arrive at our core performance measures. These measures are intended to supplement, and should not be viewed as a substitute for, the Company’s GAAP financial measures.
Items excluded from certain core performance measures include realized and unrealized gains and losses on our undesignated foreign exchange forward or option contracts and cross-currency swaps, which we refer to as our translated earnings contracts, and on the translation of our foreign-denominated debt. Other excluded items include acquisition-related costs, certain discrete tax items and other tax-related adjustments, restructuring, impairment and other charges and credits, certain litigation, regulatory and other legal matters, pension mark-to-market adjustments, and other items that do not reflect the ongoing operating results of the Company.

Prior to April 1, 2026, we included an adjustment to derive our core performance measures that utilized long-term management-determined core rates, which were used in our presentation of the “constant-currency adjustment.” These core rates were applied to all foreign currency exposures for which we were significantly hedged during the applicable period, even though we may have been less than 100% hedged.
Effective April 1, 2026, we prospectively replaced constant-currency reporting with a new non-GAAP adjustment, which we refer to as our “adjustment for hedged exposures” as discussed in more detail below. The prior constant-currency adjustment and the current adjustment for hedged exposures are distinct non-GAAP adjustments determined using different methodologies.
Because a significant portion of the Company’s revenues and expenses are denominated in currencies other than the U.S. dollar, the Company maintains a foreign currency risk management program whereby it hedges its foreign currency exposure to the Japanese yen, Mexican peso, Chinese yuan, South Korean won, euro and New Taiwan dollar. Management utilizes the adjustment for hedged exposures for the Optical Communications, Glass Innovations and Automotive segments to reflect the Company’s foreign currency risk management program with respect to these currencies, as applicable to each segment. The most significant adjustment relates to the Japanese yen exposure within the Glass Innovations segment. Management believes that this adjustment for hedged exposures is useful for analyzing underlying business trends and establishing operational goals and forecasts by illustrating results aligned with the currency environment established by the Company’s foreign currency risk management program.
The adjustment for hedged exposures is calculated by applying our hedge rates (as defined below) to the portion of foreign currency exposure that is hedged by the Company’s hedging instruments during the applicable period. These hedging instruments include our translated earnings contracts and non-derivative instruments such as foreign-denominated debt. The identification of hedged exposures is consistent with the Company’s documented foreign exchange risk management practices. The remaining portion of foreign currency exposure that is not hedged is not adjusted and continues to be reflected at the exchange rates used in the Company’s GAAP results during the applicable period. The currency rates used in calculating this adjustment for hedged exposures (our “hedge rates”) reflect the weighted average of the contractual exchange rates of the Company’s hedging instruments in place for foreign currency exposure for the applicable period. The realized and unrealized gains or losses from our translated earnings contracts and non-derivative instruments are excluded from our core performance measures in our GAAP to core reconciliation, and we include the adjustment for hedged exposures to reflect the underlying hedge rates related to these hedging instruments. The adjustment for hedged exposures, when applied to net sales, reflects only the impact of foreign currency exchange rate movements on the hedged portion of exposure
Management believes the adjustment for hedged exposures provides investors with useful supplemental information regarding operating performance by reflecting the effect of the Company’s foreign currency risk management program on the portion of exposure actually hedged during the applicable period.
Core performance measures for the comparative prior period as presented herein are the amounts as historically reported. The prior constant-currency adjustment and the current adjustment for hedged exposures are distinct non-GAAP adjustments determined using different methodologies and reflect different foreign currency hedging approaches in the periods presented. Prior-period amounts have not been recast to the current-period presentation. Application of the current adjustment for hedged exposures in place of the prior constant-currency adjustment for the comparative 2025 periods would have resulted in higher year-over-year growth rates for core net sales, core net income and core earnings per share for the three and six months ended June 30, 2026.

For a reconciliation of non-GAAP performance measures to their most directly comparable GAAP financial measure, refer to “Reconciliation of Non-GAAP Measures.” With respect to the outlook for future periods, it is not possible to provide reconciliations for these non-GAAP measures because management does not forecast the movement of foreign currencies against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of management’s control. As a result, management is unable to provide outlook information on a GAAP basis.

Reconciliation of Non-GAAP Measures	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions, except per share amounts)

	Three months ended June 30, 2026
	Net sales	Income before income taxes	Net income attributable to Corning Incorporated	Effective tax rate (a)(b)	Per Share
As reported - GAAP	$4,505	$649	$559	6.2%	$0.64
Adjustment for hedged exposures (1)	233	208	159		0.18
Translation loss on foreign denominated debt, net (2)		1	1		0.00
Translated earnings contract gain, net (3)		(90)	(68)		(0.08)
Acquisition-related costs (4)		26	18		0.02
Discrete tax items and other tax-related adjustments (5)			(79)		(0.09)
Restructuring, impairment and other charges and credits (6)		71	60		0.07
Pension mark-to-market adjustment (7)		22	18		0.02
Loss on investments (8)		13	13		0.01
Gain on sale of business (9)		(2)	(1)		(0.00)
Core performance measures	$4,738	$898	$680	18.5%	$0.78
(a)Based upon statutory tax rates in the specific jurisdiction for each event.
(b)The calculation of the effective tax rate (“ETR”) for GAAP and Core excludes net income attributable to non-controlling interest (“NCI”) of approximately $50 million and $51 million, respectively.

	Three months ended June 30, 2025
	Net sales	Income before income taxes	Net income attributable to Corning Incorporated	Effective tax rate (a)(b)	Per Share
As reported - GAAP	$3,862	$584	$469	14.4%	$0.54
Constant-currency adjustment (1)	183	159	125		0.14
Translation loss on foreign denominated debt, net (2)		27	21		0.02
Translated earnings contract gain, net (3)		(131)	(100)		(0.12)
Acquisition-related costs (4)		29	21		0.02
Discrete tax items and other tax-related adjustments (5)			(28)		(0.03)
Restructuring, impairment and other charges and credits (6)		1	1		0.00
Pension mark-to-market adjustment (7)		16	12		0.01
Gain on investments (8)		(6)	(6)		(0.01)
Loss on sale of assets (10)		1	1		0.00
Litigation, regulatory and other legal matters (11)		(3)	(2)		(0.00)
Equity in losses of affiliated companies (12)		12	9		0.01
Core performance measures	$4,045	$689	$523	19.5%	$0.60
(a)Based upon statutory tax rates in the specific jurisdiction for each event.
(b)The calculation of the ETR for GAAP and Core excludes net income attributable to NCI of approximately $31 million and $32 million, respectively.
Refer to “Items Adjusted from GAAP Measures” for the descriptions of the footnoted reconciling items.

Reconciliation of Non-GAAP Measures	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions, except per share amounts)

	Six months ended June 30, 2026
	Net sales	Income before income taxes	Net income attributable to Corning Incorporated	Effective tax rate (a)(b)	Per Share
As reported - GAAP	$8,649	$1,178	$930	13.7%	$1.06
Adjustment for hedged exposures (1)	233	208	159		0.18
Constant-currency adjustment (1)	201	180	135		0.15
Translation gain on foreign denominated debt, net (2)		(5)	(4)		(0.00)
Translated earnings contract gain, net (3)		(74)	(56)		(0.06)
Acquisition-related costs (4)		71	52		0.06
Discrete tax items and other tax-related adjustments (5)			(49)		(0.06)
Restructuring, impairment and other charges and credits (6)		115	102		0.12
Pension mark-to-market adjustment (7)		21	17		0.02
Loss on investments (8)		19	19		0.02
Gain on sale of business (9)		(2)	(1)		(0.00)
Gain on sale of assets (10)		(16)	(12)		(0.01)
Core performance measures	$9,083	$1,695	$1,292	18.5%	$1.47
(a)Based upon statutory tax rates in the specific jurisdiction for each event.
(b)The calculation of the effective tax rate (“ETR”) for GAAP and Core excludes net income attributable to non-controlling interest (“NCI”) of approximately $87 million and $89 million, respectively.

	Six months ended June 30, 2025
	Net sales	Income before income taxes	Net income attributable to Corning Incorporated	Effective tax rate (a)(b)	Per Share
As reported - GAAP	$7,314	$824	$626	16.9%	$0.72
Constant-currency adjustment (1)	410	339	293		0.34
Translation loss on foreign denominated debt, net (2)		70	54		0.06
Translated earnings contract gain, net (3)		(30)	(23)		(0.03)
Acquisition-related costs (4)		59	43		0.05
Discrete tax items and other tax-related adjustments (5)			(35)		(0.04)
Restructuring, impairment and other charges and credits (6)		(6)	(4)		(0.00)
Pension mark-to-market adjustment (7)		15	12		0.01
Gain on investments (8)		(1)	(1)		(0.00)
Loss on sale of business (9)		11	7		0.01
Loss on sale of assets (10)		5	4		0.00
Litigation, regulatory and other legal matters (11)		7	5		0.01
Equity in losses of affiliated companies (12)		12	9		0.01
Core performance measures	$7,724	$1,305	$990	19.5%	$1.14
(a)Based upon statutory tax rates in the specific jurisdiction for each event.
(b)The calculation of the ETR for GAAP and Core excludes net income attributable to NCI of approximately $59 million and $61 million, respectively.
Refer to “Items Adjusted from GAAP Measures” for the descriptions of the footnoted reconciling items.

Reconciliation of Non-GAAP Measures	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions)

	Three months ended June 30, 2026
	Gross margin	Gross margin %	Selling, general and administrative expenses	Research, development and engineering expenses	Operating income	Operating margin %
As reported - GAAP	$1,628	36.1%	$608	$299	$698	15.5%
Adjustment for hedged exposures (1)	207		1		206
Acquisition-related costs (4)			(1)		24
Restructuring, impairment and other charges and credits (6)	39				39
Pension mark-to-market adjustment (7)			(18)	(4)	22
Core performance measures	$1,874	39.6%	$590	$295	$989	20.9%

	Three months ended June 30, 2025
	Gross margin	Gross margin %	Selling, general and administrative expenses	Research, development and engineering expenses	Operating income	Operating margin %
As reported - GAAP	$1,392	36.0%	$515	$276	$573	14.8%
Constant-currency adjustment (1)	159			1	158
Acquisition-related costs (4)			1		27
Pension mark-to-market adjustment (7)			(11)	(3)	14
Loss on sale of assets (10)	1				1
Litigation, regulatory and other legal matters (11)			3		(3)
Core performance measures	$1,552	38.4%	$508	$274	$770	19.0%
Refer to “Items Adjusted from GAAP Measures” for the descriptions of the footnoted reconciling items.

Reconciliation of Non-GAAP Measures	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions)

	Six months ended June 30, 2026
	Gross margin	Gross margin %	Selling, general and administrative expenses	Research, development and engineering expenses	Operating income	Operating margin %
As reported - GAAP	$3,156	36.5%	$1,196	$577	$1,337	15.5%
Adjustment for hedged exposures (1)	207		1		206
Constant-currency adjustment (1)	177		1		176
Acquisition-related costs (4)			(20)		66
Restructuring, impairment and other charges and credits (6)	50		(25)		75
Pension mark-to-market adjustment (7)			(17)	(4)	21
Gain on sale of assets (10)	(16)				(16)
Core performance measures	$3,574	39.3%	$1,136	$573	$1,865	20.5%

	Six months ended June 30, 2025
	Gross margin	Gross margin %	Selling, general and administrative expenses	Research, development and engineering expenses	Operating income	Operating margin %
As reported - GAAP	$2,606	35.6%	$986	$546	$1,018	13.9%
Constant-currency adjustment (1)	339		3	1	335
Acquisition-related costs (4)			1		55
Restructuring, impairment and other charges and credits (6)	(3)		(1)		(2)
Pension mark-to-market adjustment (7)			(11)	(2)	13
Loss on sale of assets (10)	5				5
Litigation, regulatory and other legal matters (11)			(7)		7
Core performance measures	$2,947	38.2%	$971	$545	$1,431	18.5%
Refer to “Items Adjusted from GAAP Measures” for the descriptions of the footnoted reconciling items.

Reconciliation of Non-GAAP Measures	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities	$1,717	$708	$2,079	$859
Realized gains on translated earnings contracts and other	$128	$51	$278	$107
Adjusted cash flows from operating activities	$1,845	$759	$2,357	$966
Less: Capital expenditures	$422	$308	$754	$516
Plus: Proceeds from government incentives			$8
Adjusted free cash flow	$1,423	$451	$1,611	$450
Core return on invested capital (“core ROIC”) is a non-GAAP measure used by management and can be used by investors to review our investment and capital allocation decisions. We define core ROIC as the after-tax core operating income, inclusive of core equity (losses) earnings from affiliated companies, as a percentage of invested capital, calculated as total equity plus total long-term debt. Core ROIC for the three months ended June 30, 2026 and 2025 is calculated by annualizing the after-tax return for the respective period.

	Three months ended June 30,
	2026	2025
Core operating income (1)	$989	$770
Core equity (losses) earnings in affiliated companies (2)	$(3)	$3
Core operating income before interest and taxes	$986	$773
Less: Income tax (3)	$182	$151
Core operating income tax adjusted	$804	$622

Equity	$13,127	$11,545
Debt	$8,424	$7,500
Invested capital	$21,551	$19,045

Core ROIC	14.9%	13.1%
(1)Refer to the reconciliation of operating income as reported in our GAAP results to core operating income within the “Reconciliation of non-GAAP measures.”
(2)Equity earnings in affiliated companies as reflected within other expense, net in the consolidated statements of income was a loss of $5 million and $11 million for the three months ended June 30, 2026 and June 30, 2025, respectively. The difference between equity earnings in affiliated companies as reported in our GAAP results and as reflected as a non-GAAP core performance measure is an adjustment for hedged exposures reporting for the three months ended June 30, 2026 and an adjustment for constant currency reporting for the three months ended June 30, 2025, as described within “Core Performance Measures.” For the three months ended June 30, 2025, the difference also included an adjustment of $12 million for restructuring charges associated with an affiliated company as described within the “Reconciliation on non-GAAP Measures.”
(3)Income tax amounts are calculated based on the core effective tax rate of 18.5% and 19.5% for the three months ended June 30, 2026 and June 30, 2025, respectively.

Items Adjusted from GAAP Measures
Items adjusted from GAAP measures to arrive at core performance measures are as follows:
(1)Adjustment for hedged exposures: Effective April 1, 2026, the Company replaced its prior constant-currency adjustment with an adjustment for hedged exposures. Because a significant portion of the Company’s revenues and expenses are denominated in currencies other than the U.S. dollar, the Company maintains a foreign currency risk management program whereby it hedges its exposure to the Japanese yen, Mexican peso, Chinese yuan, South Korean won, euro and New Taiwan dollar. Management uses the adjustment for hedged exposures for the Optical Communications, Glass Innovations and Automotive segments to reflect the impact of that program, as applicable to each segment. The most significant adjustment relates to Japanese yen exposure within the Glass Innovations segment, which primarily impacts net sales.

The prior constant-currency adjustment and the current adjustment for hedged exposures are distinct non-GAAP adjustments determined using different methodologies. Under the prior methodology, management-determined rates were applied to all foreign currency exposures for which we were significantly hedged during the applicable period, even though we may have been less than 100% hedged. Under the current adjustment for hedged exposures, contractual hedge rates are applied only to the portion of exposure actually hedged during the applicable period, and the remaining unhedged exposure is reflected at the exchange rates included in the Company’s consolidated GAAP results. The prior-period amounts presented herein are the amounts as historically reported.

The table below presents the hedge rates used in calculating the adjustment for hedged exposures for the three months ended June 30, 2026 as well as the percentage of exposure hedged for the same period. Percentages are calculated relative to after-tax earnings exposure.

Currency	Japanese yen	Mexican peso	Chinese yuan	South Korean won	Euro	New Taiwan dollar
Hedge Rate	¥120	MX$20	¥6.8	₩1,269	€0.88	NT$31
% of Exposure Hedged	98%	94%	93%	100%	89%	95%
Constant-currency adjustment: Prior to April 1, 2026, the constant-currency rates used were as follows and were applied to all relevant foreign currency exposures during the three months ended March 31, 2026 and three and six months ended June 30, 2025:

Currency	Japanese yen	Mexican peso	Chinese yuan	South Korean won	Euro	New Taiwan dollar
Core Rate	¥120	MX$21	¥6.9	₩1,250	€0.88	NT$31
(2)Translation of foreign denominated debt, net: Amount reflects the gain or loss on the translation of our yen-denominated and euro-denominated debt to U.S. dollars, net of gains or losses on related derivative instruments.
(3)Translated earnings contract, net: Amount reflects the impact of the realized and unrealized gains and losses on our derivative instruments used to hedge Japanese yen, Mexican peso, Chinese yuan, South Korean won, euro and New Taiwan dollar foreign currency exposure related to translated earnings.
(4)Acquisition-related costs: Amount reflects intangible amortization, inventory valuation adjustments, contingent consideration adjustments and external acquisition-related deal costs, as well as other transaction related costs.
(5)Discrete tax items and other tax-related adjustments: Amount reflects certain discrete period tax items such as changes in tax law, the impact of tax audits, changes in tax reserves, changes in deferred tax asset valuation allowances and stock compensation windfall or shortfall, as well as other tax-related adjustments.
(6)Restructuring, impairment and other charges and credits: Amount reflects certain restructuring, impairment losses and other charges and credits, as well as other expenses, including severance, accelerated depreciation, asset write-offs and facility repairs resulting from power outages, which are not related to ongoing operations.
(7)Pension mark-to-market adjustment: Amount primarily reflects defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.
(8)Gain or loss on investments: Amount reflects the gain or loss recognized on investments due to mark-to-market adjustments for the change in fair value or the disposition of an investment.
(9)Gain or loss on sale of business: Amount reflects the gain or loss recognized for the sale of a business, recorded in other expense, net, on the consolidated statements of income.
(10)Gain or loss on sale of assets: Amount represents the gain or loss recognized for the sale of assets, recorded in cost of sales, on the consolidated statements of income.
(11)Litigation, regulatory and other legal matters: Amount reflects developments in commercial litigation, intellectual property disputes, adjustments to our estimated liability for environmental-related items and other legal matters.

(12)Equity in losses of affiliated companies: Amount reflects costs not related to continuing operations of affiliated companies, such as restructuring, impairment losses, inventory adjustments, and other charges and credits.